Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0013 per share of Progenics Pharmaceuticals, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: April 5, 2019

VELAN CAPITAL, L.P.

By: Altiva Management Inc., its general partner

By:	/s/ Stephanie P. Cooper
Name: Stephanie P. Cooper
Title: President and Secretary

ALTIVA MANAGEMENT INC.

By:	/s/ Stephanie P. Cooper
Name: Stephanie P. Cooper
Title: President and Secretary

BALAJI VENKATARAMAN

/s/ Balaji Venkataraman

VIRINDER NOHRIA

/s/ Virinder Nohria

LTE PARTNERS, LLC

By: LTE Management, LLC, its Manager

By:	/s/ Ryan Melkonian
Name: Ryan Melkonian
Title: Member and Manager

LTE MANAGEMENT, LLC

By:	/s/ Ryan Melkonian
Name: Ryan Melkonian
Title: Member and Manager

MELKONIAN CAPITAL MANAGEMENT, LLC

By:	/s/ Ryan Melkonian
Name: Ryan Melkonian
Title: Managing Member

RYAN MELKONIAN

/s/ Ryan Melkonian